UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2019 (September 6, 2019)

Victory Oilfield Tech, Inc.
(Exact name of registrant as specified in its charter)

Nevada	002-76219-NY	87-0564472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 Bee Caves Road, Suite 608, Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

(512) 347-7300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement.

Supply and Service Agreement

As previously reported on August 24, 2017 by Victory Oilfield Tech, Inc. (formerly Victory Energy Corporation) (“Victory”), on August 21, 2017 Victory entered into a transaction agreement (the “Transaction Agreement”) with Armacor Victory Ventures, LLC, a Delaware limited liability company (“Armacor”), pursuant to which, among other things, Armacor granted to Victory a worldwide, perpetual, royalty free, fully paid up and exclusive sublicense to all of Armacor’s owned and licensed intellectual property for use in the oilfield services business. In connection with the Transaction Agreement, Victory and Armacor entered into an Exclusive Sublicense Agreement, dated August 21, 2017 (the “License”), which contemplates that Liquidmetal Coatings Enterprises, LLC, a Delaware limited liability company (”LMC”), will supply Armacortm and Liquidmetal® branded materials to Victory pursuant to a mutually agreeable supply agreement. The closing of the Transaction Agreement also occurred on August 21, 2017.

On September 6, 2019, Victory and LMC entered into a Supply and Services Agreement (the “Supply and Services Agreement”), pursuant to which Victory will purchase from LMC metal powders and wire including the Liquidmetal® Armacor coating materials, coating formulations (whether existing formulations or formations hereafter created), and related wire products (whether existing products or those hereafter created). The prices paid by Victory for such products shall be no greater than the lowest prices charged by LMC, or any of its affiliates or designated or contracted partners, for the same products to any current or future purchasers during any period covered by the Supply and Services Agreement. The Supply and Services Agreement constitutes the mutually agreeable supply agreement contemplated in the License.

The term of the Supply and Services Agreement is five years, unless earlier terminated as provided therein, and will automatically renew for successive one year periods so long as the License is effective. Either party may terminate the Supply and Services Agreement upon 30 days written notice if the other party (i) is the subject of a petition for relief under any bankruptcy, insolvency, or debtor’s relief law (which for an involuntary petition is not dismissed within thirty days), (ii) is liquidated or dissolved, (iii) makes an assignment for the benefit of creditors, or (iv) has a receiver appointed for all or a substantial portion of the assets. LMC may terminate the Supply and Services Agreement if it can reasonably demonstrate that unauthorized use of the licensed patents, technical information or other confidential information of LMC has been made by Victory or a person or party within its control provided, that LMC provides at least thirty days prior written notice of such unauthorized use and Victory is unable to cure such unauthorized use within such period. Victory may terminate the Supply and Services Agreement in accordance with Section 2.5 of the License.

The foregoing summary of the terms and conditions of the Supply and Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Supply and Services Agreement filed as exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Supply and Services Agreement, dated as of September 6, 2019, by and between Liquidmetal Coatings Enterprises, LLC and Victory Oilfield Tech, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2019	VICTORY OILFIELD TECH, INC.

/s/ Kevin DeLeon
Name: Kevin DeLeon
Title: Interim Chief Executive Officer

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